Exhibit 99.1

Blue Star Foods Corp. Completes Acquisition of Taste of BC Aquafarms, Inc.

Strategic Entry into the Recirculating Aquaculture Systems (RAS) Industry

Miami, Florida, June 28, 2021 (GLOBE NEWSWIRE) — Blue Star Foods Corp., (OTC: BSFC) (“Blue Star”), an integrated Environmental, Social, and Governance (ESG) seafood company, announced today that it has completed the acquisition of Taste of BC Aquafarms, Inc. (“Taste of BC Aquafarms”), a family-owned and operated land-based Recirculating Aquaculture Systems (RAS) salmon farming operation, based in Nanaimo, British Columbia, Canada.

“We believe that RAS is the future of our industry and win-win for all the stakeholders involved in a seafood supply chain that is sustainable over the long-term,” said John Keeler, Chief Executive Officer of Blue Star Foods Corp. He further continued, “we are excited to complete the acquisition of Taste of BC Aquafarms and to partner with the Atkinson family, who are pioneers in RAS farming for over a decade. They’ve built a proven and scalable model and we are excited to strategically fund their next level of growth and use our sales platform to market their delicious, sashimi-grade, Steelhead Salmon.”

Mr. Keeler further added, “we have as an internal company goal to be producing 21,000 metric tons of product by 2028. Our job is to get the resources for Ben Atkinson and his team to scale their existing technology and proven methodology to get to those numbers. One of the things you are going to be hearing from us in the future, is that Taste of BC is producing more RAS steel-head salmon that is being consumed in the marketplace than many of our publicly traded peers. We believe that when properly resourced, we are more likely to hit our production goals than other folks.”

“The Atkinson Family is delighted to be joining forces with Blue Star through this acquisition. Almost 10 years ago I set out to create a Salmon RAS model that could be replicated in multiple locations with predicable and dependable results. Our staff, family, and various partners have helped us achieve that original goal, and now Blue Star will help us implement the large scale roll out,” said Steve Atkinson, President and Co-Founder of Taste of BC Aquafarms. He added, “we took a different approach than others developing RAS for salmon production. Ours is a more modular strategy that can be launched with confidence and we believe will be highly scalable.”

Blue Star’s acquisition of Taste of BC Aquafarms is being done through a combination of cash, equity and assumption of debt. Newbridge Securities Corporation is acting as the Exclusive M&A Advisor to Blue Star Foods Corp. and The Crone Law Group is acting as the Company’s Legal Counsel.

About Taste of BC Aquafarms Inc.

Taste of BC Aquafarms Inc. is a family operated company located in Nanaimo, British Columbia, Canada. Incorporated in 2010, the company operates the oldest continuously operating Recirculating Aquaculture System (RAS) full grow-out salmon farm in North America. As pioneers in the RAS industry, Taste of BC has proven their technology. Their “Little Cedar Falls” brand Steelhead Salmon has been on the market since 2013, and now is known as a premium land grown, sustainable Salmon. The Company is a member of Ocean Wise. Its corporate website is: www.littlecedarfalls.com

About Blue Star Foods Corp.

Blue Star Foods Corp. is an integrated ESG seafood company that processes, packages and sells high-value seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. The Company also owns and operates the oldest continuously operating Recirculating Aquaculture System (RAS) full grow-out salmon farm in North America. The company is based in Miami, Florida, and its corporate website is: www.bluestarfoods.com.

Contacts

Brett Maas of Hayden IR
Email: brett@haydenir.com
Office: (646) 536-7331

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at http://www.bluestarfoods.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.